UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2007

Wells Real Estate Investment Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-25739

MD	58-2328421
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6200 The Corners Parkway

Norcross, GA 30092-3365

(Address of principal executive offices, including zip code)

770-449-7800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 1.01 Entry into a Material Definitive Agreement.

A.	Agreement and Plan of Merger

On February 2, 2007, Wells Real Estate Investment Trust, Inc., (the “Registrant”) entered into an agreement and plan of merger (the “Merger Agreement”) with Wells Real Estate Funds, Inc. (“Wells REF”), Wells Capital, Inc. (“Wells Capital”), Wells Management Company, Inc. (“Wells Management”), Wells Advisory Services I, LLC (“WASI”), Wells Real Estate Advisory Services, Inc. (“WREAS”), Wells Government Services, Inc. (“WGS”), and its wholly-owned subsidiaries, WRT Acquisition Company, LLC (“WRT Acquisition Sub”) and WGS Acquisition Company, LLC (“WGS Acquisition Sub”). The Registrant’s board of directors (with Messrs. Leo F. Wells, III and Douglas P. Williams, who have material financial interests in the transaction, abstaining from voting) approved the Merger Agreement after receiving the unanimous recommendation of a special committee comprised of four of the Registrant’s independent directors.

Since the Registrant commenced operations in 1998, the Registrant’s day-to-day operations, including investment analysis, acquisitions, financing, development, due diligence, asset management, property management and certain administrative services, such as financial, tax and regulatory compliance reporting, have been provided by WREAS, WGS and their predecessors pursuant to certain advisory, asset management and property management agreements (WREAS, WGS and their predecessors including those portions of the operations of Wells Capital and Wells Management which previously provided advisory and management services to the Registrant under such advisory, asset management and property management agreements are hereinafter referred to as the “Advisor”). The purpose of the Merger Agreement is to internalize the functions of the Advisor with and into the Registrant.

Pursuant to the Merger Agreement, WREAS will be merged with and into WRT Acquisition Sub and WGS will be merged with and into WGS Acquisition Sub (the “Mergers’) and all of the outstanding shares of the capital stock of WREAS and WGS will be exchanged for a total consideration of $175 million (the “Merger Consideration”), comprised entirely of 19,546,302 shares of the Registrant’s common stock, which constitutes approximately 4.2% of the Registrant’s currently outstanding common stock. For purposes of the Merger Consideration, shares of the Registrant’s common stock were valued at a per-share price of $8.9531. This per-share price was primarily based on the estimated net asset value of the Registrant’s real estate portfolio as of September 30, 2006, which resulted in an estimated net asset value of the Registrant’s common stock of $8.93 per share. The $8.93 estimated net asset value per share was provided by an independent third party which based its estimate upon (1) the appraised value of the Registrant’s real estate assets as of September 30, 2006, and (2) consideration of the current value of the Registrant’s other assets and liabilities as of September 30, 2006 (including the contingent liability for the subordinated disposition fee described below). This estimated net asset value per share is only an estimate, and is based upon a number of assumptions and estimates, which may not be accurate or complete. There were no liquidity discounts applied to this estimated valuation or discounts relating to the fact that the Registrant is currently externally managed, and no attempt was made to value the company as an enterprise. Further, this should not be viewed as the amount a stockholder would receive in the event that the Registrant were to liquidate its assets and distribute the proceeds to its stockholders since, among other things, this valuation was not reduced by potential selling commissions or other costs of sale, or if the Registrant were to list its common stock at some point in the future. The per-share price of the Merger Consideration was adjusted by an approximately $12.4 million subordinated disposition fee otherwise payable to the Advisor upon a liquidation of the Registrant’s properties at their September 30, 2006 appraised values because the obligation to pay such fee would be extinguished upon consummation of the Internalization. In addition, in connection with the transaction, Wells Capital will transfer the 20,000 limited partnership units it currently owns in the Registrant’s operating partnership, Wells Operating Partnership, L.P., to the Registrant or one of its subsidiaries in exchange for 22,339 shares of the Registrant’s common stock. The Mergers and other transactions contemplated by the Merger Agreement are referred to herein as the “Internalization.” Upon consummation of the Internalization, the Advisor will become the Registrant’s wholly-owned subsidiary, and the Advisor’s employees will become the Registrant’s employees. Upon the closing of the transaction contemplated by the Merger Agreement, the Registrant will no longer be subject to the existing advisory and asset management agreements and certain of its property management agreements with its existing external advisors, and the Registrant will become self-advised.

WASI, Wells Capital, Wells Management and Wells REF (collectively, the “Advisor’s Parent”) and the Registrant have made certain representations, warranties and covenants in the Merger Agreement. In addition, consummation of the Merger Agreement is subject to a number of closing conditions, including, among others, approval of the Internalization by the Registrant’s stockholders. However, even if approved by the Registrant’s stockholders, the Internalization will not be implemented unless a number of other conditions to the Merger Agreement are satisfied. The Registrant may waive certain of these conditions in its sole discretion. In connection with the closing of the Merger Agreement, the Registrant will enter into certain other agreements, including, but not limited to the following: (i) an escrow agreement, which provides that a portion of the Merger Consideration be held in escrow to secure the transfer of additional property management fee income that is anticipated to be earned by the Registrant but relates to the management of properties not managed by the Advisor as of the closing date of the Merger Agreement (the “Closing Date”); (ii) a pledge and security agreement with respect to the indemnification provisions of the Merger Agreement, pursuant to which WASI will pledge in the Registrant’s favor, and the Registrant will hold a first priority security interest in, (a) for a period of 18 months after the Closing Date (the “Lock-Up Period”), all of the Registrant’s shares of common stock issued as Merger Consideration, (b) for a period of 6 months after the end of the Lock-Up Period (the “Follow-On Period”), assets having a fair market value of not less than the sum of $20 million plus an amount reasonably sufficient to cover any unresolved indemnification claims asserted before the end of the Follow-On Period, and (c) following the end of the Follow-On Period, assets having a fair market value of not less than an amount sufficient to cover any unresolved indemnification claims; (iii) a transition services agreement with Wells REF; (iv) a support services agreement with Wells REF; (v) a registration rights agreement; (vi) a sublease for office space; and (vii) an employment agreement with Donald A. Miller.

Pursuant to the Merger Agreement, subject to certain qualifications and limitations, WASI and Wells REF have agreed to indemnify and hold the Registrant, its subsidiaries and certain other parties harmless from all losses relating to the following: (i) breaches of the representations and warranties made by the Advisor’s Parent in the Merger Agreement; (ii) failures by the Advisor’s Parent to perform or fulfill any of the covenants or agreements required to be performed by Advisor’s Parent under the Merger Agreement; and (iii) any acts or omissions for which Wells Capital, Wells Management or WREAS would be liable to the Registrant under the Registrant’s articles of incorporation or any existing advisory, asset management or property management agreements. In addition, subject to certain qualifications and limitations, the Registrant has agreed to indemnify and hold harmless the Advisor’s Parent and certain other parties related to the Advisor’s Parent from all losses relating to inaccuracies in the representations and warranties made by the Registrant in the Merger Agreement, the other transaction documents or certain certificates, and breaches of covenants made by the Registrant in the Merger Agreement or the other transaction documents. In general, subject to certain exceptions, the representations and warranties survive until 18 months after the closing date; provided, however, that certain representations and warranties of the Advisor’s Parent relating to tax matters, ERISA and employee benefits matters, title to assets, violations of law, environmental and health and safety matters, and brokers will survive until the later of 18 months after the closing date or 30 days after the expiration of the applicable statute of limitations. The indemnification obligations of the Advisor’s Parent and the Registrant for breaches of representations and warranties are subject, with certain limited exceptions, to a $350,000 deductible and a cap of $175 million.

The Merger Agreement may be terminated at any time prior to the Closing Date, by mutual written consent of the parties, before or after approval of the merger transaction by the Registrant’s stockholders, or by any party under certain circumstances set forth in the Merger Agreement. Further, the Merger Agreement may be terminated by any party if the closing does not occur on or before August 1, 2007, although under certain circumstances relating to the Registrant’s receipt of a superior offer from a third-party, the Registrant may be responsible for a payment to Wells REF of a $3.5 million termination fee if the Registrant terminates the Merger Agreement.

Due to their ownership of economic interests in WASI, the Registrant’s executive officers prior to the Merger Agreement, two of whom are also the Registrant’s directors, and the Registrant’s new Chief Executive Officer and President will receive certain financial benefits as a result of the Merger Agreement. Specifically, as a result of the Merger Agreement, Leo F. Wells, III, the Registrant’s former President and current Chairman and a director, Douglas P. Williams, the Registrant’s current Executive Vice President, Secretary and Treasurer and a director, Randall D. Fretz, the Registrant’s current Senior Vice President, and Donald A. Miller, the Registrant’s new Chief Executive Officer, President and director, will collectively receive an economic beneficial ownership of approximately 18,568,987 shares of the Registrant’s common stock upon the consummation of the Internalization, which represents approximately $166 million in value if valued at the same per-share amount used to determine the amount of shares to be issued to WASI as the Merger Consideration. The Registrant has certain other relationships with the Advisor, the Advisor’s Parent and their affiliates that are more fully described in the Registrant’s filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2005.

The foregoing description of the Merger Agreement and related agreements does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, including the exhibits thereto, which is filed herewith as Exhibit 2.1.

In connection with execution of the Merger Agreement, Leo F. Wells, III has resigned as President of the Registrant and Donald A. Miller, CFA, upon the execution of his employment agreement described below, was elected by the board of directors as the Registrant’s Chief Executive Officer and President and as a director of the Registrant. In addition, Mr. Wells and the Registrant have agreed that Mr. Wells will resign as a director at the time of a listing of the Registrant’s common stock, should that occur, unless a majority of certain designated independent directors of the Registrant determine that it is in the best interest of the Registrant that he remain a director, and upon Mr. Wells’ resignation as a director, for a period ending the earlier of (i) two years after a listing of the Registrant’s common stock, should that occur, or (ii) the first date on which Mr. Wells does not beneficially own at least 1% of the Registrant’s outstanding common stock, he will be entitled to designate an individual to be appointed to fill the vacancy created by such resignation and to be nominated for election to the Registrant’s board of directors at any annual meeting where directors are elected during such period, provided that such individual is not on the board of directors of any Wells REF related entity that competes with the Registrant. In addition, in order to avoid having directors serve on both the Registrant’s board of directors and a board of directors of a Wells REF related entity that may compete with the Registrant, three of the Registrant’s independent directors, Richard W. Carpenter, Bud Carter and Neil H. Strickland, and Douglas P. Williams, our current Executive Vice President, Secretary and Treasurer and a director, each of whom also serves on a board of directors of at least one other Wells REF related entity that may be deemed to compete with the Registrant, has agreed to resign as a director of the Registrant effective and conditioned upon the closing of the Internalization.

B.	Employment Agreement

On February 2, 2007, the Registrant entered into an employment agreement with Donald A. Miller, CFA (the “Employment Agreement”). The Employment Agreement provides for Mr. Miller to serve as the Registrant’s Chief Executive Officer, President and a director. The initial term of the Employment Agreement began on February 2, 2007 and will end on December 31, 2009, unless earlier terminated. Following December 31, 2009, the term will automatically be extended for successive one-year periods unless either party notifies the other party of non-renewal in writing at least 90 days prior to the expiration of the initial term or any subsequent renewal period.

Mr. Miller’s Employment Agreement provides for an initial annual base salary of $600,000, an initial $200,000 bonus payable within 15 days of execution of the Employment Agreement, and an annual target cash bonus in the first year of up to $400,000 based on targets agreed to by Mr. Miller and by the Registrant’s compensation committee. In addition, after the initial year of the Employment Agreement, Mr. Miller will be eligible to earn an annual cash bonus equal to up to 175% of his annual base salary as determined by the Registrant’s compensation committee. Mr. Miller will also be eligible to participate in the Registrant’s 2007 Omnibus Incentive Plan, as determined in the discretion of the Registrant’s compensation committee, if such plan is approved by the Registrant’s stockholders.

If Mr. Miller’s employment is terminated by the Registrant without cause or by him for good reason, in addition to certain payments for compensation accrued but unpaid and expenses incurred but not reimbursed, he will be entitled to a pro-rated annual bonus for the then-current year, and upon execution of a release of any claims by him, an amount equal to two times the sum of (i) his annual salary, and (ii) the average of his annual bonus for the three years prior to the year of termination. He will also be entitled to two years of continuing medical benefits. Mr. Miller’s Employment Agreement also provides that, in the event of a termination of employment resulting from a change of control event, previously issued equity grants subject to time based vesting conditions shall immediately become vested. In addition, if Mr. Miller’s employment is terminated as a result of a change of control event occurring prior to his receipt of an initial equity grant under the 2007 Omnibus Incentive Plan or otherwise in the amount of at least $1.7 million, Mr. Miller will be entitled to receive an additional $1.7 million payment. If the Registrant elects not to renew Mr. Miller’s Employment Agreement, in addition to certain payments for compensation accrued but unpaid and expenses incurred but not reimbursed, he will be entitled to a pro-rated annual bonus for the then-current year, and upon execution of a release of any claims by him, an amount equal to two times the sum of (i) his annual salary and (ii) the average of his annual bonus for the three years prior to the year of termination. He will also be entitled to one year of continuing medical benefits.

Mr. Miller is subject to a number of restrictive covenants, including provisions relating to non-solicitation, noninterference and confidentiality. Mr. Miller will be entitled to the same rights to indemnification in connection with the performance of his duties under the Employment Agreement as other executive officers and directors of the Registrant.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is filed herewith as Exhibit 10.1.

Item 3.02 Unregistered Sale of Equity Securities.

Please see Item 1.01 for a description of the terms of the Merger Agreement, which is incorporated by reference into this Item 3.02. The shares of the Registrant’s common stock to be issued by the Registrant to WASI pursuant to the Merger Agreement will be issued in reliance upon Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 2, 2007, Leo F. Wells, III resigned as the Registrant’s President. Mr. Wells is continuing to serve as the Registrant’s Chairman and a director.

On February 2, 2007, the board of directors of the Registrant elected Donald A. Miller, CFA, as the Registrant’s Chief Executive Officer and President, elected him as a director until the next annual meeting of stockholders of the Registrant, and in connection therewith, the Registrant entered into an employment agreement with Donald A. Miller (the “Employment Agreement”). Mr. Miller, 44, previously served as a Vice President of Wells REF and a Senior Vice President of Wells Capital. As a Vice President of Wells REF and a Senior Vice President for Wells Capital, Mr. Miller was responsible for directing all aspects of the acquisitions, dispositions, property management, construction and leasing groups for Wells REF, Wells Capital and their affiliates, and in connection with these entities, for providing services to the Registrant under the Registrant’s existing advisory and asset management agreements and certain of its property management agreements. Prior to joining Wells in 2003, Mr. Miller headed Lend Lease’s United States equity real estate operations, including acquisitions, dispositions, financing and investment management. Prior to joining Lend Lease in 1994, Mr. Miller was responsible for regional acquisitions for Prentiss Properties Realty Advisors, a predecessor entity to the publicly traded Prentiss Real Estate Investment Trust. Earlier in his career, Mr. Miller worked in the pension investment management department of Delta Air Lines and was responsible for real estate and international equity investment programs. Mr. Miller is a Chartered Financial Analyst and holds a Georgia real estate license. He received a B.A. from Furman University in Greenville, South Carolina.

Mr. Miller has not yet been appointed to serve on any committees of the board of directors, and the Registrant is unable to predict at this time the board committees, if any, on which Mr. Miller may serve.

Mr. Miller owns an approximately 1% economic interest in WASI and, upon the consummation of the Internalization, will receive indirect beneficial ownership of approximately 195,463 shares of the Registrant’s common stock.

Please see Item 1.01 for a description of the terms of Mr. Miller’s Employment Agreement with the Registrant. Further, the description of the potential resignations of certain of the Registrant’s directors contained in Item 1.01 of this Current Report is incorporated by reference into this Item 5.02.

Item 7.01 Regulation FD Disclosure.

On February 2, 2007, the Registrant sent a letter to its stockholders notifying them (i) that the Registrant entered into the Merger Agreement discussed above, and (ii) that the Registrant’s board of directors temporarily suspended the Registrant’s share redemption program. This letter is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

NOTICE

Statements about the expected timing, completion, and effects of the Internalization and all other statements in this Current Report on Form 8-K, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks, and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Internalization may not be completed because of a number of factors, including the failure to satisfy the closing conditions. These factors, and other factors that may affect the business or financial results of the Registrant, are described in the Registrant’s filings with the SEC, including Items 1A and 7 of the Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2005. The Registrant does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date of this document.

Cautionary Statements

In connection with this proposed transaction, the Registrant intends to file a proxy statement and other related materials with the SEC. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement will be mailed to the Registrant’s stockholders. In addition, stockholders will be able to obtain the proxy statement and all other relevant documents filed by the Registrant with the SEC free of charge at the SEC’s website www.sec.gov, or from the Registrant’s website www.wellsreit.com, or by calling the Registrant’s Client Services Department at 1-800-557-4830. The Registrant’s directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the stockholders of the Registrant in favor of the proposed transaction. Information about the Registrant, its directors and its executive officers, and their ownership of the Registrant’s securities, will be set forth in the proxy statement when it becomes available.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of February 2, 2007, by and among the Registrant, WRT Acquisition Company, LLC, WGS Acquisition Company, LLC, Wells Real Estate Funds, Inc., Wells Capital, Inc., Wells Management Company, Inc., Wells Advisory Services I, LLC, Wells Real Estate Advisory Services, Inc. and Wells Government Services, Inc.

10.1	Employment Agreement dated as of February 2, 2007, by and between Wells Real Estate Investment Trust, Inc. and Donald A. Miller

99.1	Letter to stockholders dated February 2, 2007

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wells Real Estate Investment Trust, Inc.

Date February 2, 2007	By:	/s/ Douglas P. Williams
Douglas P. Williams Executive Vice President

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of February 2, 2007, by and among the Registrant, WRT Acquisition Company, LLC, WGS Acquisition Company, LLC, Wells Real Estate Funds, Inc., Wells Capital, Inc., Wells Management Company, Inc., Wells Advisory Services I, LLC, Wells Real Estate Advisory Services, Inc. and Wells Government Services, Inc.

10.1	Employment Agreement dated as of February 2, 2007, by and between Wells Real Estate Investment Trust, Inc. and Donald A. Miller

99.1	Letter to stockholders dated February 2, 2007